PROMISSORY NOTE

                                                         Los Angeles, California

$150,000.00                                                         June 7, 1999


         1. Promise to Pay. For Value Received, Kristin M. Rogers ("Borrower") hereby unconditionally promises to pay to the order of Merisel Americas, Inc., a Delaware corporation ("Americas"), or order, the sum of one hundred-fifty thousand dollars ($150,000.00).

         2. Interest. Interest shall accrue on the outstanding principal amount hereof from the date hereof until paid in full or forgiven at a rate of 7.5% per annum.

         3.       Forgiveness of Principal and Interest.

                  (a) The principal amount of this Note shall be forgiven in increments on the following dates and in the following amounts: (1) May 11, 2000
- $37,500;  (2) May 11, 2001 - $37,500;  (3) May 11, 2002 - $37,500; and (4) May
11, 2003 - $37,500. All accrued interest on any principal amount forgiven shall be forgiven on the date such principal amount is forgiven. Notwithstanding the foregoing, no such amount shall be forgiven unless Borrower is an employee of Americas on the date the amount is to be forgiven.

                  (b) The entire principal amount of this Note and all accrued interest shall be forgiven upon a Covered Termination (as defined below) or upon a Covered Resignation (as defined below).

         4. Mandatory Payment. The outstanding principal balance of this Note, together with accrued and unpaid interest, shall be due and payable one hundred eighty (180) days after termination of Borrower's employment by Americas due to a Termination for Cause (as defined below) or Borrower's resignation without Good Reason (as defined below).

         5.       Definitions.

                  (a) An "Americas Change of Control" shall have occurred if (i) any person, corporation, partnership, trust, association, enterprise or group, other than the Company, shall become the beneficial owner, directly or indirectly, of outstanding capital stock of Americas possessing at least 50% of the voting power (for the election of directors) of the outstanding capital stock of Americas, or (ii) there shall be a sale of all or substantially all of Americas' assets or Americas shall merge or consolidate with another corporation and the stockholders of Americas immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in the transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding capital stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by the stockholders of Americas before the transaction. A "Company Change of Control" shall have occurred if (i) any person, corporation, partnership, trust, association, enterprise or group shall become the beneficial owner, directly or indirectly, of outstanding capital stock of the Company possessing at least 50% of the voting power (for the

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election of directors) of the outstanding  capital stock of the Company, or (ii)
there shall be a sale of all or substantially all of the Company's assets or the Company shall merge or consolidate with another corporation and the stockholders of the Company immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in the transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding capital stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by the stockholders of the Company before the transaction.

                  (b)   "Company"   shall  mean   Merisel,   Inc.,   a  Delaware
corporation, and each of its successor enterprises that result from any merger, consolidation, reorganization, sale of assets or otherwise.

                  (c) "Covered Resignation" shall mean a resignation by Borrower that occurs within six months after there has been a material reduction in Borrower's job responsibilities from those that existed immediately prior to the reduction, it being understood that a mere change in title alone shall not constitute a material reduction in Borrower's job responsibilities.

                  (d) "Covered Termination" shall mean any cessation of Borrower's employment by Americas that occurs after a Change of Control other than as a result of (i) Termination for Cause, (ii) Borrower's death or permanent disability, or (iii) Borrower's resignation without Good Reason (as hereinafter defined).

                  (e) A resignation by Borrower shall be with "Good Reason" if after a Change of Control (i) there has been a material reduction in Borrower's job responsibilities from those that existed immediately prior to the Change of Control, it being understood that a mere change in title alone shall not constitute a material reduction in Borrower's job responsibilities, (ii) without Borrower's prior written approval, Americas requires Borrower to be based anywhere other than Borrower's then current location, it being understood that required travel on Americas' business to an extent consistent with Borrower's business travel obligation prior to the Change of Control does not constitute "Good Reason," or (iii) there is a reduction in Borrower's Base Salary, except that an across-the-board reduction in the salary level of all of Americas' executives in the same percentage amount as part of a general salary level reduction shall not constitute "Good Reason."

                  (f) "Termination for Cause" shall mean if Americas terminates Borrower's employment for any of the following reasons: Borrower's misconduct (misconduct includes physical assault, insubordination, falsification or misrepresentation of facts on company records, fraud, dishonesty, willful destruction of company property or assets, or harassment of another associate by Borrower in violation of Americas' policies); excessive absenteeism; abuse of sick time; or Borrower's conviction for or a plea of nolo contendere by Borrower to a felony or any crime involving moral turpitude.

         6. Form of Payments. Any payment due hereunder shall be payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. All payments of principal are payable at Americas' offices at 200 Continental Boulevard, El Segundo, California 90245 or at such other place of which Americas shall notify Borrower in writing as hereinafter provided.
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         7. Costs of  Collection.  In the event  this Note is turned  over to an attorney at law for  collection  after  default,  in  addition to the  principal
payable  hereunder,   Americas  shall  be  entitled  to  collect  all  costs  of collection, including but not limited to attorneys' fees, incurred in connection with protection of or realization of collateral or in connection with any of Americas' collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand.

         8. No Waiver. No failure on the part of Americas or any other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default. No indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or a reinstatement of the debt evidenced hereby, or be construed so as to preclude the exercise of any right which Americas may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

         9. Borrower's Waivers. Borrower, for itself and it successors and assigns, hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, but not limited to, exemptions provided by or allowed under the Bankruptcy Reform Act of 1984, both as to itself personally and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

         10. Applicable Law. This Note shall be governed by and construed under the laws of the State of California, without giving effect to its conflicts of law principles. Borrower hereby submits to personal jurisdiction in the State of California for the enforcement of Borrower's obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action to enforce such obligations of Borrower. In the event such action is commenced, Borrower agrees that service of process may be made and personal jurisdiction may be obtained by service of a copy of the summons, complaint, and other pleadings required to commence such action upon Borrower at the address provided in section 11.

         11. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile transmission, telexed or delivered by courier service or by other messenger or ten days after being mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):


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         If to Borrower, to:
         Kristin M. Rogers
         Hillcrest Manor Drive
         Rolling Hills Estates, CA

         If to Americas, to:
         Merisel Americas, Inc.
         200 Continental Boulevard
         El Segundo, CA 90245
         Tel:  310-615-1235
         Fax: 310-615-6819
         Attention: Karen A. Tallman

         12. Captions. The captions of the sections of this Note are solely for convenience and are not intended to be a part of this Note and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         13. Waiver of Jury Trial. Borrower hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any action based on or arising out of, under or in connection with this Note, or any course of conduct, course of dealings, statements (whether oral or written) or actions of either party, this waiver being a material inducement for Americas to accept this Note.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

WITNESS/ATTEST                                       KRISTIN M. ROGERS

     /s/                                              /s/Kristin M. Rogers
By:_______________________________                    _________________________

Name:_____________________________

Title:____________________________